UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On September 22, 2011, Strategic Storage Trust, Inc. (the “Registrant”) entered into an Amended and Restated Advisory Agreement (the “Advisory Agreement”) with Strategic Storage Advisor, LLC (the “Advisor”) in connection with the Registrant’s follow-on public offering of securities (the “Second Offering”). This discussion is qualified in its entirety by the terms of the Advisory Agreement, attached hereto as Exhibit 10.1.

The Advisory Agreement has a term of one year, but may be renewed for an unlimited number of successive one-year periods. Either party may terminate the Advisory Agreement without cause or penalty upon providing 60 days’ written notice. The material terms of the Advisory Agreement have not been changed, other than the following items:

•

the monthly asset management fee is equal to one-twelfth of 1.0% of the average of the aggregate book value of the Registrant’s assets as adjusted, excluding those assets acquired as part of the mergers with Self Storage REIT, Inc. and Self Storage REIT II, Inc.; provided, however, that if the average of the aggregate book value of the Registrant’s assets as adjusted exceeds $500 million, the monthly asset management fee shall be reduced to one-twelfth of 0.75% of the average of the aggregate book value of those assets as adjusted exceeding $500 million unless the Registrant’s modified funds from operations (as defined in the Advisory Agreement), including payment of the fee, is greater than 100% of the Registrant’s distributions in any month;

•

the disposition fee payable to the Advisor in connection with the sale of a property shall be subordinated to receipt by the Registrant’s stockholders of a 6% cumulative, non-compounded, annual return on such stockholders’ invested capital; and

•

the Advisor has granted to the Registrant a non-transferable right and license to use certain trade names and trademarks and trademark applications for registration, subject to the terms and conditions outlined in the Advisory Agreement.

Item 7.01.	Regulation FD Disclosure

On September 28, 2011, the Registrant issued a press release announcing its recent acquisition of a parcel of land located in Brampton, Ontario, Canada. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Amended and Restated Advisory Agreement of Strategic Storage Trust, Inc.

99.1	Press Release Announcing Acquisition of Brampton, Ontario Property

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: September 28, 2011	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer